SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2013 (June 21, 2013)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850

(Address of Principal Executive Offices)

(301) 366-4841

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders.

On June 21, 2013, Neuralstem, Inc. (“Company”) held its 2013 Annual Meeting at its headquarters located at 9700 Great Seneca Highway, Rockville, Maryland 20850, at 12:00 p.m. local time. Only stockholders of record as of the close of business on April 30, 2013, (“Record Date”) were entitled to vote at the 2013 Annual Meeting. As of the Record Date, 68,797,964 shares of the Company’s common stock were outstanding and entitled to vote at the 2013 annual meeting, of which 53,088,927 shares were represented, in person or by proxy, and which constituted a quorum. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

(a)       Proposal 1.        Two (2) Class II Director nominees were elected to serve for a three-year term expiring at the 2016 annual meeting or until their successors are elected and qualified, upon the following votes:

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
William Oldaker	11,129,656	556,645	41,402,626
Stanley Westreich	11,067,590	618,711	41,402,626

(b)        Proposal 2. The amendment to the Company’s 2010 Equity Compensation Plan (“Plan”) to increase the number of shares eligible for issuance under the Plan by 7,000,000 shares was not approved as a majority of votes was not received based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
7,570,255	3,991,986	124,061	41,402,625

(b)        Proposal 3. The ratification of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, was ratified based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
52,720,807	203,157	164,963	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2013	Neuralstem, Inc.

/s/ Richard Garr
By: Richard Garr
Chief Executive Officer